COREL®

ISIN: CA21869X1033
CUSIP: 21869X103

ZQC911949

INCORPORATED UNDER THE FEDERAL LAWS OF CANADA
CONSTITUÉE SOUS LE RÉGIME DES LOIS FÉDÉRALES DU CANADA

*12345678901************

This certifies that | Les présentes attestent que

** PROOF **

is the registered holder of | est le détenteur inscrit de

** 12345678901 **

COREL CORPORATION
COMMON SHARES

transferable only on the books of the Corporation upon surrender of this Certificate properly endorsed by the holder hereof in person or by attorney. This Certificate shall not become valid until countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers.

COREL CORPORATION
ACTIONS ORDINAIRES

cessibles seulement dans les livres de la société sur remise du présent certificat dûment endossé par le détenteur personnellement ou par son fondé de pouvoir. Le présent certificat ne deviendra valide qu'après avoir été contresigné par l'agent des transferts et enregistré par l'agent chargé de la tenue des registres de la société.

EN FOI DE QUOI la société a fait signer le présent certificat par la signature autographiée de ses dirigeants dûment autorisés.

Chief Executive Officer
Chef de la direction

Director/Administrateur

Date: MARCH 24, 2006

Countersigned and Registered
CIBC Mellon Trust Company or
Mellon Investor Services L.L.C.
Transfer Agent and Registrar

Contresigné et enregistré
Compagnie Trust CIBC Mellon ou
Mellon Investor Services L.L.C.
Agent des transferts et agent chargé de la tenue des registres

By / Par: ______________________

TORONTO
MELLON, NEW JERSEY

Authorized signature / Signature autorisée

The shares are transferable at the principal stock transfer office of CIBC Mellon Trust Company in Toronto, or the offices of Mellon Investor Services LLC in Jersey City, N.J. U.S.A.

Les actions sont cessibles au bureau de transfert principal de Compagnie Trust CIBC Mellon à Toronto, ou aux bureaux de Mellon Investor Services LLC, à Jersey City, N.J. U.S.A.

1622001 0-G PROOF - 00047931

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

999999999   C3041075

Printed by DATA BUSINESS FORMS

911949

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

The class or series of shares represented by this certificate has rights privileges, restrictions and conditions attaching thereto and Corel Corporation will furnish a shareholder, on demand and without charge, a full copy of the text of : a)the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as the same have been fixed by the directors; and b) the authority of the directors to fix the rights, privileges restrictions and conditions of subsequent series.

Il y a des droits, privilèges, restrictions et conditions afférents à la catégorie ou série d'actions représentées par le présent certificat et Corel Corporation fournira à l'actionnaire, sur demande et sans frais, une copie du texte intégral: a) des droits, privilèges, restrictions et conditions afférents à chaque catégorie d'actions dont l'émission est autorisée et à chaque série, dans la mesure fixée par les administrateurs; et b) de l'autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries suivantes.

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Pour valeur reçue, le soussigné vend, cède et transporte à

____

(**Print** name(s) of person(s) to whom the securities are being transferred and the address for the register /
Écrivez en majuscules le nom de la ou des personnes à qui les titres sont transférés et l'adresse pour le regist

____

____ shares/ actions

(number of shares if blank, deemed to be all / nombre d'actions - s'il n'y a rien d'écrit, la totalité est présumée)

of the Company represented by this certificate, and hereby irrevocably constitutes and appoints CIBC Mellon Trust Company the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

de la société représentées par le présent certificat et constitue et nomme irrévocablement par les présentes la Compagnie Trust CIBC Mellon procureur du ou des soussignés pour transférer lesdits titres avec plein pouvoir de substitution à cet égard:

Dated /
Fait le ____________________

Signature Guarantee(s)* /
Garantie des signatures*
(the transfer cannot be processed without acceptable guarantees of all signatures / le transfert ne peut être effectué sans une garantie acceptable de chaque signature)

Transferor(s) Signature(s)* /
Signature du ou des cédants*

____

____

____

* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be **Signature Guaranteed** by a Canadian Schedule I chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).

* Pour les transferts signés par le ou les détenteurs inscrits, chaque signature doit correspondre exactement avec le ou les noms sur le ou les certificates, sans aucun changement.
Aussi, chaque signature doit être garantie par une banque Canadienne de l'Annexe I, une importante société de fiducie au Canada, ou un membre de l'un des programmes de garantie Medallion - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) ou New York Stock Exchange, Inc Medallion Signature Program (MSP).